SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 2007

                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                          001-09097               31-1095548
 (State or other jurisdiction     (Commission File No.)        (IRS Employer
 of incorporation)                                          Identification No.)

               2875 Needmore Road, Dayton, Ohio                45414
               (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

     On February 8, 2007, REX Stores Corporation (the "Company") and its subsidiaries Rex Radio and Television, Inc., Kelly & Cohen Appliances, Inc. and Stereo Town, Inc., entered into a Purchase and Sale Agreement (the "Agreement") with Coventry Real Estate Investments, LLC (the "Purchaser"). Pursuant to the Agreement, the Company has agreed to sell to the Purchaser 94 of its current and former store locations for approximately $84.0 million, before selling expenses, and to leaseback a minimum of 40 of the properties for an initial lease term expiring January 31, 2010. The leases will contain renewal options for up to 15 additional years. Either party may terminate a lease after the initial six months of the initial lease term on 23 to 30 of the sites as selected by the Company.

     The Company is in the process of analyzing the allocation of the purchase price to individual properties which have a carrying value of approximately $66.5 million. Since the Company has not identified all of the properties it intends to lease back from the Purchaser, the resulting gain to be recognized cannot currently be determined. The Company intends to use the proceeds from the sale to pay off approximately $17 to $19 million in mortgage debt related to these properties, to fund its alternative energy projects and for other general corporate purposes.

     Closing of the transaction is subject to customary conditions, including title commitments, surveys and, on certain properties, environmental and site inspections. Either party has the right to terminate the Agreement if a threshold number of stores, or mix of locations, is not met. The Agreement also contains customary non-solicitation provisions. The closing is scheduled to occur on April 30, 2007.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               REX STORES CORPORATION



Date: February 13, 2007                    By: /s/ DOUGLAS L. BRUGGEMAN
                                               ------------------------
                                               Name:  Douglas L. Bruggeman
                                               Title: Vice President-Finance,
                                                      Chief Financial Officer
                                                      and Treasurer


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